UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2019

ALICO, INC.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10070 Daniels Interstate Court Fort Myers, Florida, 33913 (Address of principal executive offices)

Registrant’s telephone number, including area code: (239) 226-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 11, 2019, the Board of Directors (the “Board”) of Alico, Inc. (the “Company”) appointed Mr. John E. Kiernan, the Company’s current Chief Financial Officer, as President and Chief Executive Officer, effective July 1, 2019. Mr. Benjamin D. Fishman, the Company’s current Interim President, will resign from this position effective July 1, 2019.
The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with respect to Mr. Kiernan, as well as Mr. Kiernan’s annual compensation, was previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2019 (the “Proxy Statement”). As of the date of this Current Report on Form 8-K, there are no changes to Mr. Kiernan’s compensation as a result of this promotion.
Also on April 11, 2019, the Board appointed Mr. Richard Rallo, the Company’s current Chief Accounting Officer, as Chief Financial Officer, effective July 1, 2019.
The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K promulgated under the Securities Act with respect to Mr. Rallo, as well as Mr. Rallo’s annual compensation was previously disclosed in the Proxy Statement. As of the date of this Current Report on Form 8-K, there are no changes to Mr. Rallo’s compensation as a result of this promotion.
Also on April 11, 2019, Mr. Henry A. Slack, the current Executive Chairman of the Board, informed the Board that he will voluntarily step down as Executive Chairman of the Board, effective July 1, 2019. Mr. Slack’s decision to step down as Executive Chairman of the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Slack will remain a member of the Board.
Also on April 11, 2019, the Board appointed Mr. Benjamin D. Fishman, the Company’s current Interim President, to the role of Executive Chairman of the Board, effective July 1, 2019.
The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K promulgated under the Securities Act with respect to Mr. Fishman, as well as Mr, Fishman’s annual compensation, was previously disclosed in the Proxy Statement. As of the date of this Current Report on Form 8-K, there are no changes to Mr. Fishman’s compensation as a result of this appointment.
There are no arrangements or understandings between Mr. Kiernan, Mr. Rallo or Mr. Fishman and any other persons, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Kiernan, Mr. Rallo or Mr. Fishman, as applicable. None of Mr. Kiernan, Mr. Rallo or Mr. Fishman has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Additionally, Mr. Joseph Sambuco did not stand for re-election as a director at the Company’s annual meeting on April 11, 2019, and stepped down as a director at the end of his term effective as of such date. Mr. Sambuco’s decision to not stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.
On April 11, 2019, the Company issued a press release announcing the appointments of Mr. Kiernan, Mr. Rallo and Mr. Fishman, and the decision by Mr. Slack to step down as Executive Chairman of the Board, in each case effective July 1, 2019. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated April 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
Date: April 11, 2019	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer